CUMBERLAND PHARMACEUTICALS ANNOUNCES RETURN
TO GROWTH AND PROFITABILITY IN 2014

- Net revenues up 15% compared to 2013
- Adjusted Earnings of $6.3 million, or $0.35 per share

NASHVILLE, TN (Tuesday, March 3, 2015) - Cumberland Pharmaceuticals Inc. (NASDAQ: CPIX), a specialty pharmaceutical company focused on hospital acute care and gastroenterology, today announced fourth quarter and annual 2014 financial results. The Company’s revenue grew 15% in 2014 to $37 million, resulting in Adjusted Earnings of $6.3 million or $0.35 per diluted share. At the end of 2014, Cumberland had total assets of over $95 million including $55 million in cash and investments, with no debt.

2014 Highlights:

•	Continued diversification of the revenue stream through the additions of Vaprisol® and Omeclamox®-Pak to the portfolio and launch of active promotion for both brands.

•	Experienced accelerated growth from Kristalose®, which became Cumberland’s largest product, through implementation of new marketing strategies.

•	Completed significant Phase IV clinical work for Caldolor®, including pediatric pain and fever studies.

•	Secured and listed four new patents, two each for Acetadote® and Caldolor® respectively, further expanding Cumberland's intellectual property position for these two brands.

•	Secured a new senior credit facility for up to $20 million with SunTrust Bank.

•	Arranged $2 million in new funding for research activities at Cumberland Emerging Technologies (CET).

“Cumberland rebounded strongly during 2014 returning to growth and profitability,” said A.J. Kazimi, Chief Executive Officer of Cumberland Pharmaceuticals. “Our strategy is to maximize the full potential of our commercial brands while pursuing opportunities to further expand our portfolio through acquisitions and internal pipeline advancements. We remain focused on our mission of advancing patient care through the delivery of high quality pharmaceutical products.”

Financial Results:

Net Revenue: For the year ended December 31, 2014, net revenues were $36.9 million, compared with $32.0 million for 2013. Net revenues were $14.9 million for Kristalose®, $11.9 million for Acetadote® including $5.8 million from our Authorized Generic, $4.1 million for Omeclamox®-Pak, $3.0 million for Vaprisol®, and $2.7 million for Caldolor®.
For the three months ended December 31, 2014, net revenues were $9.3 million, up from $8.2 million for the prior year period. Net revenues were $4.0 million for Kristalose®, $2.9 million for Acetadote® including $1.3 million from our Authorized Generic, $1.0 million for Vaprisol®, $0.8 million for Caldolor®, and $0.6 million for Omeclamox®-Pak.

Operating Expenses: For the year ended December 31, 2014, total operating expenses were approximately $33.3 million compared with $35.8 million for 2013. This decrease in 2014 resulted from the Company's initiatives to manage expenses in line with revenues. Expenses were also impacted by reduced clinical activities following the conclusion of several Caldolor® Phase IV studies.
Total operating expenses for the three months ended December 31, 2014 were $8.4 million compared to $10.6 million in the prior year period.

Adjusted Earnings: This performance measure represents net income attributable to common shareholders with adjustments for the impact of income taxes, depreciation, amortization, share based compensation expenses, and non-recurring expenses. A reconciliation to GAAP net income is provided in this release.
For the year ended December 31, 2014, Adjusted Earnings were $6.3 million, or $0.35 per diluted share compared to a loss of $(1.8) million in 2013, a loss of $(0.10) per diluted share.
For the three months ended December 31, 2014, Adjusted Earnings were $1.8 million or $0.10 per diluted share compared to a loss of $(1.9) million or $(0.10) per diluted share for the prior year period.

Balance Sheet: As of December 31, 2014, cash and marketable securities were $55 million, similar to the end of the prior year. Total assets at December 31, 2014, were $95.4 million up from $87.6 million at the end of 2013.

As of December 31, 2014, the Company had no borrowing outstanding on its line of credit and over $44 million of tax loss carry forwards resulting from the prior exercise of stock options. The Company had approximately 17.1 million common shares issued and outstanding, compared to approximately 18 million shares at the end of the prior year.

Conference Call and Webcast
A conference call and live Internet webcast will be held on Tuesday, March 3, 2015 at 4:30 p.m. Eastern Time to discuss the Company's fourth quarter and annual 2014 financial results. To participate in the call, please dial 877-303-1298 (for U.S. callers) or 253-237-1032 (for international callers). A rebroadcast of the teleconference will be available for one week and can be accessed by dialing 855-859-2056 (for U.S. callers) or 404-537-3406 (for international callers). The Conference ID for the rebroadcast is 79652184. The live webcast and rebroadcast can be accessed via Cumberland's website at http://investor.shareholder.com/cpix/events.cfm.

About Cumberland Pharmaceuticals

Cumberland Pharmaceuticals Inc. is a specialty pharmaceutical company focused on the acquisition, development and commercialization of branded prescription products. The Company's primary target markets include hospital acute care and gastroenterology. Cumberland's five marketed products include Acetadote® (acetylcysteine) Injection for the treatment of acetaminophen poisoning, Caldolor® (ibuprofen) Injection, for treatment of pain and fever, Kristalose® (lactulose) for Oral Solution, a prescription laxative, Vaprisol® (conivaptan) Injection, for the treatment of hyponatremia and Omeclamox-Pak® for the treatment of H. pylori and duodenal ulcer disease. Cumberland is developing Hepatoren® (ifetroban) Injection for the treatment of Hepatorenal Syndrome and Boxaban® (ifetroban) Oral Capsule for treatment of aspirin-exacerbated respiratory disease. Cumberland is dedicated to providing innovative products that improve quality of care for patients. For more information on Cumberland’s approved products, including full prescribing information, please visit the individual product websites, links to which can be found on the Company’s website www.cumberlandpharma.com.

About Acetadote® (acetylcysteine) Injection
Acetadote, administered intravenously within 8 to 10 hours after ingestion of a potentially hepatotoxic quantity of acetaminophen, is indicated to prevent or lessen hepatic injury. Used in the emergency department, Acetadote is approved in the United States to treat overdose of acetaminophen, a common ingredient in many over-the-counter medications. Acetadote is contraindicated in patients with hypersensitivity or previous anaphylactoid reactions to acetylcysteine or any components of the preparation. Serious anaphylactoid reactions, including death in a patient with asthma, have been reported in patients administered acetylcysteine intravenously. Acetadote should be used with caution in patients with asthma or where there is a history of bronchospasm. The total volume administered should be adjusted for patients weighing less than 40 kg and for those requiring fluid restriction. To avoid fluid overload, the volume of diluent should be reduced as needed. If volume is not adjusted, fluid overload can occur, potentially resulting in hyponatremia, seizure and death. For full prescribing information, visit www.acetadote.com.

About Caldolor® (ibuprofen) Injection
Caldolor is indicated for the management of mild to moderate pain and management of moderate to severe pain as an adjunct to opioid analgesics, as well as the reduction of fever in adults. It was the first FDA-approved intravenous therapy for fever. Caldolor is contraindicated in patients with known hypersensitivity to ibuprofen or other NSAIDs, patients with asthma, urticarial, or allergic type reactions after taking aspirin or other NSAIDs. Caldolor is contraindicated for use during the peri-operative period in the setting of coronary artery bypass graft (CABG) surgery. Caldolor should be used with caution in patients with prior history of ulcer disease or GI bleeding, in patients with fluid retention or heart failure, in the elderly, those with renal impairment, heart failure, liver impairment, and those taking diuretics or ACE inhibitors. Blood pressure should be monitored during treatment with Caldolor. For full prescribing information, including boxed warning, visit www.caldolor.com.

About Kristalose® (lactulose) Oral Solution
Kristalose is indicated for the treatment of acute and chronic constipation. It is a unique, proprietary, crystalline form of lactulose, with no restrictions on length of therapy or patient age. Initial dosing may produce flatulence and intestinal cramps, which are usually transient. Excessive dosage can lead to diarrhea with potential complications such as loss of fluids, hypokalemia and hypernatremia. Nausea and vomiting have been reported. Use with caution in diabetics. Kristalose is contraindicated in patients who require a low-galactose diet. Elderly, debilitated patients who receive lactulose for more than six months should have serum electrolytes (potassium, chloride, carbon dioxide) measured periodically. For full prescribing information, visit www.kristalose.com.

About Omeclamox®-Pak (omeprazole, clarithromycin, amoxicillin)

Omeprazole is an antisecretory drug, which works by decreasing the amount of acid the stomach produces. Clarithromycin and amoxicillin are antibacterial drugs, which inhibit the growth of bacteria allowing the stomach lining to heal. Omeclamox-Pak is contraindicated in patients with a history of hypersensitivity to omeprazole, any macrolide antibiotic or penicillin. The safety and effectiveness of Omeclamox-Pak in the pediatric population has not yet been established. Omeclamox-Pak was approved by the U.S Food and Drug Administration in 2011. For full prescribing information, visit www.omeclamox.com.

About Vaprisol® (conivaptan hydrochloride) Injection

Vaprisol an intravenous treatment for hyponatremia used in the critical care setting. Hyponatremia is an electrolyte disturbance in which sodium ion concentration in blood plasma is lower than normal. This can be associated with a variety of critical care conditions including congestive heart failure, liver failure, kidney failure and pneumonia. The product is a vasopressin receptor antagonist that raises serum sodium levels and promotes free water secretion. Vaprisol was approved by the U.S Food and Drug Administration in 2005 for euvolemic hyponatremia and in 2007 for hypervolemic hyponatremia. For full prescribing information, visit www.vaprisol.com.

Forward-Looking Statements
This press release contains forward-looking statements, which are subject to certain risks and reflect Cumberland's current views on future events based on what it believes are reasonable assumptions. No assurance can be given that these events will occur. As with any business, all phases of Cumberland's operations are subject to factors outside of its control, and any one or combination of these factors could materially affect Cumberland's results of operations. These factors include market conditions, competition, an inability of manufacturers to produce Cumberland's products on a timely basis or failure of manufacturers to comply with regulations applicable to pharmaceutical manufacturers, maintaining an effective sales and marketing infrastructure and other factors discussed in the Company's most recent Form 10-K and subsequent 10-Q's as filed with the SEC. There can be no assurance that results anticipated by the Company will be realized or that they will have the expected effects. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to publicly revise these statements to reflect events after the date hereof.

Investor Contact:	Media Contact:
Erin Smith	Rebecca Kirkham
Corporate Relations	Lovell Communications
(615) 255-0068	(615) 297-7766

SOURCE: Cumberland Pharmaceuticals Inc.

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CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(unaudited)
December 31, 2014 and 2013

	2014	2013

ASSETS
Current assets:
Cash and cash equivalents	$39,866,037	$40,869,457
Marketable securities	14,841,418	14,019,761
Accounts receivable, net of allowances	5,504,728	4,530,424
Inventories	5,600,319	5,722,882
Prepaid and other current assets	1,351,324	825,675
Deferred tax assets	3,651,145	2,711,516
Total current assets	70,814,971	68,679,715
Property and equipment, net	651,030	880,647
Intangible assets, net	21,568,541	15,498,819
Deferred tax assets	578,592	1,208,891
Other assets	1,791,980	1,345,666
Total assets	$95,405,114	$87,613,738

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$3,242,713	$2,035,853
Other current liabilities	10,506,769	5,509,917
Total current liabilities	13,749,482	7,545,770
Revolving line of credit	—	—
Other long-term liabilities	902,841	776,125
Total liabilities	14,652,323	8,321,895
Commitments and contingencies
Equity:
Shareholders’ equity:
Common stock – no par value; 100,000,000 shares authorized; 17,118,993 and 17,985,503 shares issued and outstanding as of December 31, 2014 and 2013, respectively	61,942,410	63,073,941
Retained earnings	18,818,263	16,394,540
Total shareholders’ equity	80,760,673	79,468,481
Noncontrolling interests	(7,882)	(176,638)
Total equity	80,752,791	79,291,843
Total liabilities and equity	$95,405,114	$87,613,738

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)

	Three months ended December 31,		Years ended December 31,
	2014	2013	2014	2013

Revenues:
Net product revenue	$9,293,954	$8,054,928	$36,683,762	$31,100,698
Other revenue	35,458	104,739	218,109	926,764
Net revenues	9,329,412	8,159,667	36,901,871	32,027,462
Costs and expenses:
Cost of products sold	1,360,909	2,145,011	5,053,165	5,439,422
Selling and marketing	3,536,236	3,761,552	14,902,202	14,387,745
Research and development	767,109	1,339,295	3,389,419	5,615,501
General and administrative	2,206,037	3,100,407	8,401,560	9,489,976
Amortization	512,983	285,479	1,596,689	896,156
Total costs and expenses	8,383,274	10,631,744	33,343,035	35,828,800
Operating income (loss)	946,138	(2,472,077)	3,558,836	(3,801,338)
Interest income	46,555	68,582	251,447	230,291
Interest expense	(15,716)	(40,701)	(67,074)	(103,422)
Income (loss) before income taxes	976,977	(2,444,196)	3,743,209	(3,674,469)
Income tax (expense) benefit	(328,414)	932,801	(1,380,744)	1,523,051
Net income (loss)	648,563	(1,511,395)	2,362,465	(2,151,418)
Net loss at subsidiary attributable to noncontrolling interests	20,350	11,032	61,258	46,804
Net income (loss) attributable to common shareholders	$668,913	$(1,500,363)	$2,423,723	$(2,104,614)

Earnings (loss) per share attributable to common shareholders:
Basic	$0.04	$(0.08)	$0.14	$(0.11)
Diluted	$0.04	$(0.08)	$0.14	$(0.11)
Weighted-average common shares outstanding:
Basic	17,281,502	18,072,805	17,617,765	18,332,997
Diluted	17,629,434	18,072,805	17,899,632	18,332,997

Comprehensive income (loss) attributable to common shareholders	668,913	(1,500,363)	2,423,723	(2,104,614)
Net loss at subsidiary attributable to noncontrolling interests	20,350	11,032	61,258	46,804
Total comprehensive income (loss)	$648,563	$(1,511,395)	$2,362,465	$(2,151,418)

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)
Years ended December 31, 2014 and 2013

	2014	2013

Cash flows from operating activities:
Net income (loss)	$2,362,465	$(2,151,418)
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Depreciation and amortization expense	1,989,564	1,301,835
Deferred tax benefit	(309,330)	(1,579,918)
Share-based compensation	761,663	674,955
Excess tax benefit derived from exercise of stock options	(1,653,028)	(48,024)
Noncash interest expense	38,634	24,075
Noncash investment (gains) losses	(52,040)	178,822
Net changes in assets and liabilities affecting operating activities, net of effect of business combination:
Accounts receivable	(974,304)	1,486,777
Inventories	1,532,563	495,473
Prepaid, other current assets and other assets	(1,011,365)	117,021
Accounts payable and other accrued liabilities	3,846,482	58,855
Other long-term liabilities	162,127	187,673
Net cash provided by operating activities	6,693,431	746,126
Cash flows from investing activities:
Additions to property and equipment	(163,258)	(97,412)
Cash paid for acquisitions	(2,000,000)	—
Additions to intangible assets	(3,101,565)	(7,462,080)
Proceeds from sale of marketable securities	3,437,645	6,859,061
Purchases of marketable securities	(4,207,262)	(4,371,508)
Net cash used in investing activities	(6,034,440)	(5,071,939)
Cash flows from financing activities:
Net repayments on line of credit	—	(4,359,951)
Repurchase of common shares	(4,315,444)	(4,800,908)
Sale of subsidiary shares to noncontrolling interest	1,000,005	—
Exercise of stock options	—	(41,276)
Excess tax benefit derived from exercise of stock options	1,653,028	48,024
Net cash used in financing activities	(1,662,411)	(9,154,111)
Net decrease in cash and cash equivalents	(1,003,420)	(13,479,924)
Cash and cash equivalents, beginning of year	40,869,457	54,349,381
Cash and cash equivalents, end of year	$39,866,037	$40,869,457

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Reconciliation of Net Income (Loss) Attributable to Common Shareholders to Adjusted Earnings and Adjusted Diluted Earnings Per Share
(Unaudited)

	Three months ended December 31,		Three months ended December 31,
	2014	2014	2013		2013

	Earnings impact	Earnings per share impact	Earnings impact		Earnings per share impact
Net income (loss) attributable to common shareholders	$668,913	$0.04	$(1,500,363)		$(0.08)
Less: Net loss at subsidiary attributable to noncontrolling interests	20,350	—	11,032		—
Net income (loss)	648,563	0.04	(1,511,395)		(0.08)
Adjustments to net income (loss)					—
Income tax expense (benefit)	328,414	0.02	(932,801)		(0.05)
Depreciation and amortization expense	605,953	0.03	384,823		0.02
Share-based compensation expense	219,545	0.01	194,149		0.01
Interest income	(46,555)	—	(68,582)		—
Interest expense	15,716	—	40,701		—
Adjusted Earnings and Adjusted Diluted Earnings Per Share	$1,771,636	$0.10	$(1,893,105)		$(0.10)

Diluted weighted-average common shares outstanding:		17,629,434		18,072,805	18,072,805

	Twelve months ended December 31,		Twelve months ended December 31,
	2014	2014	2013	2013

	Earnings impact	Earnings per share impact	Earnings impact	Earnings per share impact
Net income (loss) attributable to common shareholders	$2,423,723	$0.14	$(2,104,614)	$(0.11)
Less: Net loss at subsidiary attributable to noncontrolling interests	61,258	—	46,804	—
Net income (loss)	2,362,465	0.13	(2,151,418)	(0.12)
Adjustments to net income (loss)
Income tax expense (benefit)	1,380,744	0.08	(1,523,051)	(0.08)
Depreciation and amortization expense	1,989,564	0.11	1,301,835	0.07
Share-based compensation expense	761,663	0.04	674,955	0.04
Interest income	(251,447)	(0.01)	(230,291)	(0.01)
Interest expense	67,074	—	103,422	0.01
Adjusted Earnings and Adjusted Diluted Earnings Per Share	$6,310,063	$0.35	$(1,824,548)	$(0.10)

Diluted weighted-average common shares outstanding:		17,899,632		18,332,997

The Company provided the above adjusted supplemental financial performance measures, which are considered "non-GAAP" financial measures under applicable Securities and Exchange Commission rules and regulations. These financial measures should be considered supplemental to, and not as a substitute for, financial information prepared in accordance with Generally Accepted Accounting Principles ("GAAP"). The definition of these supplemental measures may differ from similarly titled measures used by others.
Because these supplemental financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management strongly encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the supplemental financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.
Cumberland's management believes these supplemental financial performance measures are important as they are used by management, along with financial measures in accordance with GAAP, to evaluate the Company's operating performance. In addition, Cumberland believes that they will be used by certain investors to measure the Company's operating results. Management believes that presenting these supplemental measures provides useful information about the Company's underlying performance across reporting periods on a consistent basis by excluding items that Cumberland does not believe are indicative of its core business performance or reflect long-term strategic activities. These items are not settled through cash payments and include: depreciation, amortization, share-based compensation expense and income taxes. Cumberland utilizes its net operating loss carryforwards to pay minimal income taxes. In addition, the use of these financial measures provides greater transparency to investors of supplemental information used by management in its financial and operational decision-making, including the evaluation of the Company's operating performance.
The Company defines these supplemental financial measures as follows:

•
Adjusted Earnings: net income attributable to common shareholders adjusted for the impact of income taxes, depreciation and amortization expense, share-based compensation expense and interest income and expense.

•	Adjusted Diluted Earnings Per Share: Adjusted Earnings divided by diluted weighted-average common shares outstanding.